Exhibit 8.2

WISeKey International Corp Craigmuir Chambers, Road Town Tortola, VG 1110 British Virgin Islands	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

July 16, 2026

WISeKey International Corp—Registration Statement on Form F-4—Exhibit 8.2

We have acted as special Swiss counsel to WISeKey International Corp, a company registered in the British Virgin Islands and having its principal executive offices in Cointrin, Switzerland (the Company), in connection with its filing of a registration statement on Form F-4 (the Registration Statement), including the prospectus contained therein (the Prospectus), to be filed on the date hereof with the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended, for the purpose of registering (1) ordinary shares of the Company of no par value and (2) class B Shares of the Company of no par value in connection with the statutory merger of WISeKey International Holding AG (WISeKey CH) with and into the Company, with the Company being the surviving entity (the Merger), pursuant to the merger agreement, dated as of June 26, 2026, entered into by and between WISeKey CH and the Company (the Merger Agreement).

As such counsel, we have been requested to give our opinion as to certain tax matters of Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement and the Prospectus.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Registration Statement or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Registration Statement, the Prospectus or the Merger Agreement, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Registration Statement, the Prospectus or the Merger Agreement or the factual background assumed therein.

For purposes of this opinion, we have only reviewed an electronic copy of the Registration Statement, including the Prospectus, and an electronic copy of the Merger Agreement (the Documents), and we have not reviewed any other documents. Accordingly, we limit our opinion to the Registration Statement, the Prospectus and the Merger, and its legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all Documents produced to us as originals are authentic and complete, and all Documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all authorizations and approvals for the filing of the Registration Statement and the Prospectus, including authorizations by the competent bodies of the Company, have been duly obtained and remain in force;

(c)	the Merger Agreement is within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, all parties thereto other than WISeKey CH;

(d)	the Registration Statement, including the Prospectus contained therein, has been duly filed with the Commission by the Company and will be declared effective by the Commission;

(e)	the Merger will be completed in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Merger Agreement; and

(f)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Registration Statement, the Prospectus and the Merger Agreement are true, complete and accurate.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof, the statements set forth in the Prospectus under the caption “Material Tax Considerations – Swiss Tax Considerations,” insofar as they purport to describe the provisions of Swiss tax laws, constitutes a fair summary thereof in all material respects.

IV.	Qualification

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	Other than the opinion expressed herein as regards tax matters, we express no opinion as to any other matter.

(c)	Except as expressly stated herein, we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement or the Prospectus.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG
Homburger AG